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                                                                     Exhibit 8.1

                     SUBSIDIARIES OF AMARIN CORPORATION PLC




SUBSIDIARY NAME                                            COUNTRY OF INCORPORATION OR REGISTRATION

Amarin Development AB                                      Sweden

Amarin Pharmaceuticals, Inc.                               United States

Gacell Holdings AB                                         Sweden

Amarin Pharmaceuticals Company Limited                     England
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